Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Gerald Lyons		Mary M. Gentry
Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4854		(864) 286-4892

SCANSOURCE REPORTS FOURTH QUARTER AND FISCAL YEAR 2020 RESULTS

GREENVILLE, SC -- August 31, 2020 -- ScanSource, Inc. (NASDAQ: SCSC), a leading provider of technology products and solutions, today announced financial results for the fourth quarter and fiscal year ended June 30, 2020. All results in this release reflect continuing operations only unless otherwise noted.

Fourth Quarter Summary:

•Net sales: $636.5 million, down 22% year-over-year
•Gross profit: $74.1 million, down 23% year-over-year
•GAAP operating loss of $(113.4) million; non-GAAP operating income of $8.2 million
•Net loss from continuing operations of $(108.9) million, which includes non-cash goodwill and asset impairment charges of $120.5 million
•GAAP and non-GAAP diluted EPS of $(4.29) and $0.19 per share, respectively
•Classified divestitures of products distribution business outside of the United States, Canada and Brazil ("Divestitures") as assets held for sale at June 30, 2020 and reported as discontinued operations in the financial results
•Generated strong operating cash flow of $74.0 million during the quarter

"While the COVID-19 pandemic had a significant impact on our quarterly financial results, I am proud of how our teams have executed and the value we deliver to our suppliers and customers," said Mike Baur, Chairman and CEO, ScanSource, Inc. "We've taken the necessary actions to strengthen our balance sheet, improve our cost structure, and continue to drive investments in our higher-margin, VAR cloud platform and agency business."

Quarterly Results
Net sales totaled $636.5 million for the fourth quarter of fiscal year 2020, down 22% year-over-year, or down 19% for organic growth. The reduction in net sales is primarily due to the impact of the COVID-19 pandemic, which resulted in lower demand from customers. For the Intelisys master agency business, net sales increased 15% year-over-year for the fourth quarter of fiscal year 2020.

For the fourth quarter of fiscal year 2020, operating income decreased to $(113.4) million, and non-GAAP operating income decreased to $8.2 million. As of the annual goodwill impairment test date of April 30th, the Company’s revenue projections were lowered, primarily as a result of the COVID-19 pandemic. As a result, the Company recognized pre-tax, non-cash goodwill and asset impairment charges of $120.5 million. This accounting adjustment does not involve any cash outflow.

On a GAAP basis, net income for the fourth quarter of fiscal year 2020 totaled $(108.9) million, or $(4.29) per diluted share, compared to net income of $16.0 million, or $0.62 per diluted share, for the prior-year quarter. Non-GAAP net income totaled $4.9 million, or $0.19 per diluted share, compared to $19.3 million, or $0.75 per diluted share, for the prior-year quarter.

At June 30, 2020, ScanSource had cash and cash equivalents of $29.5 million and total debt of $218.7 million for continuing operations. Borrowings for discontinued operations totaled $28.2 million. In the fourth quarter of fiscal year 2020, the Company generated $74.0 million of operating cash flow.
Full Year Results
For fiscal year 2020, net sales decreased 6% to $3.0 billion, or a 5% year-over-year decrease on an organic basis. Fiscal year 2020 GAAP operating income decreased to $(65.0) million, largely from the non-cash goodwill and asset impairment charges, and non-GAAP operating income decreased to $78.9 million.

Exhibit 99.1

On a GAAP basis, net income for fiscal year 2020 totaled $(79.2) million, or $(3.12) per diluted share, compared to net income of $64.9 million, or $2.52 per diluted share for the prior year. Non-GAAP net income totaled $52.0 million, or $2.05 per diluted share, compared to $87.7 million, or $3.41 per diluted share for the prior year.
Discontinued Operations
On August 20, 2019, ScanSource announced plans to divest its products distribution businesses outside of the United States, Canada and Brazil. ScanSource continues to operate in its digital distribution business in these geographies. These plans are part of a strategic portfolio repositioning to align investments with higher-growth, higher-margin businesses. On July 23, 2020, ScanSource signed an agreement to sell its products distribution business located in Mexico, Colombia, Chile, Peru and its Miami-based export operations to Intcomex. The Company is actively working on sales opportunities for its divestitures in Europe and the UK.

At June 30, 2020, the Divestitures were classified as assets held for sale and recorded as discontinued operations. Net loss from discontinued operations for the fourth quarter of fiscal year 2020 includes a $88.9 million non-cash loss on held for sale classification to establish a valuation allowance and $13.7 million for non-cash impairment charges.

COVID-19 Update
Our top priority during the COVID-19 pandemic is protecting the health and safety of our employees. We implemented travel restrictions and transitioned our employees, where possible, to a remote working environment. Nearly all office-based employees around the world are working remotely. We have taken a number of measures to ensure our teams have the flexibility and resources they need to stay safe and healthy. We are experiencing higher costs from these safety measures to protect our employees. We are continuing to provide the high level of customer service our partners expect from us.

Initiated Expense Reduction Plan

In July 2020, ScanSource initiated a $30 million annualized expense reduction plan to address the business impacts of the COVID-19 pandemic and prepare for the next phase of growth.

Webcast Details and CFO Commentary
At approximately 4:15 p.m. ET today, a CFO commentary, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results in a conference call today, August 31, 2020, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company's Divestitures and the impact of the COVID-19 pandemic, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated results, including, but not limited to, the impact of the COVID-19 pandemic on our operations and financial condition, the Company's ability to complete the Divestitures on acceptable terms or to otherwise dispose of the operations, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, the impact of tax reform laws, the failure of acquisitions to meet the Company's expectations, the failure to manage and implement the Company's organic growth strategy, credit risks involving the Company's larger customers and suppliers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, the decline in demand for the products and services that the Company provides, reduced prices for the products and services that the Company provides due both to competitor and customer action, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2020, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis, excluding Divestitures and acquisitions: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from Divestitures, as well as acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Income Statement Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP net sales, non-GAAP gross profit, non-GAAP operating income, non-GAAP other expense, net, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges and other non-GAAP adjustments. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and correlates with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is at the center of the technology solution delivery channel, connecting businesses and providing solutions for their complex needs. ScanSource sells through multiple, specialized routes-to-market with digital, physical and services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. ScanSource enables its sales partners to create, deliver and manage solutions for end-customers across almost every vertical market. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the Best Places to Work in South Carolina and on FORTUNE magazine’s 2020 List of World’s Most Admired Companies. ScanSource ranks #654 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2020	June 30, 2019
Assets
Current assets:
Cash and cash equivalents	$29,485	$19,305
Accounts receivable, less allowance of $21,906 at June 30, 2020 and $27,521 at June 30, 2019	443,185	523,424
Inventories	454,885	554,080
Prepaid expenses and other current assets	94,681	83,753
Current assets held for sale	181,231	296,753
Total current assets	1,203,467	1,477,315
Property and equipment, net	55,641	60,570
Goodwill	214,288	310,715
Identifiable intangible assets, net	121,547	121,214
Deferred income taxes	24,630	15,447
Other non-current assets	72,521	52,921
Non-current assets held for sale	—	29,079
Total assets	$1,692,094	$2,067,261
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$454,240	$488,291
Accrued expenses and other current liabilities	76,686	64,629
Current portion of contingent consideration	46,334	38,393
Income taxes payable	5,886	3,956
Short-term borrowings	—	—
Current portion of long-term debt	7,839	4,085
Current liabilities held for sale	128,022	101,532
Total current liabilities	719,007	700,886
Deferred income taxes	3,884	—
Long-term debt, net of current portion	143,175	151,014
Borrowings under revolving credit facility	67,714	172,390
Long-term portion of contingent consideration	—	39,532
Other long-term liabilities	80,068	57,153
Long-term liabilities held for sale	—	32,157
Total liabilities	1,013,848	1,153,132
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 25,361,298 and 25,408,397 shares issued and outstanding at June 30, 2020 and June 30, 2019, respectively	63,765	64,287
Retained earnings	747,276	939,930
Accumulated other comprehensive loss	(132,795)	(90,088)
Total shareholders’ equity	678,246	914,129
Total liabilities and shareholders’ equity	$1,692,094	$2,067,261

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended June 30,		Fiscal year ended June 30,
	2020	2019	2020	2019
Net sales	$636,450	$811,432	$3,047,734	$3,249,799
Cost of goods sold	562,303	714,789	2,692,165	2,856,996
Gross profit	74,147	96,643	355,569	392,803
Selling, general and administrative expenses	58,192	62,923	260,139	252,948
Depreciation expense	3,304	2,952	13,033	12,028
Intangible amortization expense	4,946	4,542	19,953	17,893
Impairment charges	120,470	—	120,470	—
Change in fair value of contingent consideration	674	3,666	6,941	15,200
Operating (loss) income	(113,439)	22,560	(64,967)	94,734
Interest expense	2,497	3,851	12,224	13,162
Interest income	(3,199)	(446)	(5,826)	(1,818)
Other expense (income), net	213	22	411	(247)
(Loss) Income before income taxes	(112,950)	19,133	(71,776)	83,637
Provision for income taxes	(4,091)	3,137	7,451	18,778
Net (loss) income from continuing operations	(108,859)	15,996	(79,227)	64,859
Net loss from discontinued operations	(108,403)	(4,418)	(113,427)	(7,262)
Net (loss) income	$(217,262)	$11,578	$(192,654)	$57,597
Per share data:

Net (loss) income from continuing operations per common share, basic	$(4.29)	$0.62	$(3.12)	$2.53
Net loss from discontinued operations per common share, basic	(4.28)	(0.17)	(4.47)	(0.28)
Net (loss) income per common share, basic	$(8.57)	$0.45	$(7.59)	$2.25
Weighted-average shares outstanding, basic	25,353	25,627	25,378	25,642

Net (loss) income from continuing operations per common share, diluted	$(4.29)	$0.62	$(3.12)	$2.52
Net loss from discontinued operations per common share, diluted	(4.28)	(0.17)	(4.47)	(0.28)
Net (loss) income per common share, diluted	$(8.57)	$0.45	$(7.59)	$2.24
Weighted-average shares outstanding, diluted	25,353	25,691	25,378	25,734

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Quarter ended June 30,		Fiscal year ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net (loss) income	$(217,262)	$11,578	$(192,654)	$57,597
Net loss from discontinued operations	(108,403)	(4,418)	(113,427)	(7,262)
Net (loss) income from continuing operations	(108,859)	15,996	(79,227)	64,859
Adjustments to reconcile net income to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	8,743	8,321	35,328	33,652
Provision for doubtful accounts	222	(1,197)	1,621	1,712
Share-based compensation	1,425	1,210	5,478	6,045
Impairment charges	120,470	—	120,470	—
Deferred income taxes	(10,714)	(3,698)	(12,193)	(2,757)
Change in fair value of contingent consideration	674	3,666	6,941	15,200
Contingent consideration payments excess	—	—	(3,050)	(10,190)
Other	125	98	502	350
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	57,562	(38,060)	57,477	(5,490)
Inventories	93,623	61,948	86,177	(85,862)
Prepaid expenses and other assets	(2,903)	(14,657)	(13,880)	(10,091)
Other non-current assets	(12,534)	(2,545)	(13,563)	(2,438)
Accounts payable	(76,224)	(5,622)	(20,846)	16,134
Accrued expenses and other liabilities	(1,992)	6,118	11,239	2,377
Income taxes payable	4,334	2,873	(441)	(7,469)
Net cash provided by operating activities of continuing operations	73,952	34,451	182,033	16,032
Cash flows from investing activities of continuing operations:
Capital expenditures	188	4,093	(6,387)	(5,797)
Cash paid for business acquisitions, net of cash acquired	—	—	(48,921)	(32,161)
Net cash used in investing activities of continuing operations	188	4,093	(55,308)	(37,958)
Cash flows from financing activities of continuing operations:
Borrowings on revolving credit, net of expenses	477,446	458,522	2,085,918	2,061,090
Repayments on revolving credit, net of expenses	(539,732)	(611,877)	(2,190,595)	(2,132,702)
Borrowings on long-term debt, net	(938)	150,000	(4,085)	149,670
Repayments of finance lease obligations	(1,105)	(166)	(1,765)	(662)
Debt issuance costs	—	(1,096)	—	(1,096)
Contingent consideration payments	—	—	(35,482)	(35,606)
Exercise of stock options	—	—	754	1,509
Taxes paid on settlement of equity awards	—	—	(1,353)	(1,406)
Repurchase of common stock	—	(9,176)	(6,078)	(9,483)
Net cash (used in) provided by financing activities of continuing operations	(64,329)	(13,793)	(152,686)	31,314

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited), continued
(in thousands)

Cash flows from discontinued operations:
Net cash flows provided by (used in) operating activities of discontinued operations	2,235	(37,031)	44,238	(43,159)
Net cash flows (used in) provided by investing activities of discontinued operations	(35)	(330)	(77)	(1,416)
Net cash flows (used in) provided by financing activities of discontinued operations	(10,663)	15,748	(3,921)	32,917
Net cash flows provided by (used in) discontinued operations	(8,463)	(21,613)	40,240	(11,658)
Effect of exchange rate changes on cash and cash equivalents	(1,489)	280	(3,642)	558
Increase (decrease) in cash and cash equivalents	(141)	3,418	10,637	(1,712)
Consolidated cash and cash equivalents at beginning of period	34,596	20,400	23,818	25,530
Consolidated cash and cash equivalents at end of period	34,455	23,818	34,455	23,818
Cash and cash equivalents of discontinued operations	4,970	4,513	4,970	4,513
Cash and cash equivalents of continuing operations	$29,485	$19,305	$29,485	$19,305

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended June 30,		Fiscal year ended June 30,
	2020	2019	2020	2019
Return on invested capital ratio (ROIC), annualized (a)	4.0%	11.2%	7.5%	12.1%

Reconciliation of net income to EBITDA:
Net (loss) income from continuing operations (GAAP)	$(108,859)	$15,996	$(79,227)	$64,859
Plus: Interest expense	2,497	3,851	12,224	13,162
Plus: Income taxes	(4,091)	3,137	7,451	18,778
Plus: Depreciation and amortization	8,743	8,321	35,328	33,652
EBITDA (non-GAAP)	(101,710)	31,305	(24,224)	130,451
Plus: Change in fair value of contingent consideration	674	3,666	6,941	15,200
Plus: Acquisition and divestiture costs	1,311	230	4,000	1,218
Plus: Restructuring costs	—	—	604	—
Plus: Impairment charges	120,470	—	120,470	—
Plus: Tax reform and settlement, includes interest income	(8,424)	—	(10,744)	—
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$12,321	$35,201	$97,047	$146,869

Invested Capital Calculation
Equity – beginning of the period	$897,678	$911,063	$914,129	$866,376
Equity – end of the period	678,246	914,129	678,246	914,129
Plus: Change in fair value of contingent consideration, net of tax	510	2,780	5,247	11,294
Plus: Acquisition and divestiture costs	1,311	230	4,000	1,218
Plus: Restructuring, net of tax	—	—	449	—
Plus: Impairment charges, net	114,398	—	114,398	—
Plus: Tax recovery, net	(6,247)	(3,110)	(8,001)	(3,110)
Plus: Impact of discontinued operations, net of tax	98,794	(16,557)	98,794	(16,557)
Average equity	892,345	904,268	903,631	886,675
Average funded debt(b)	337,973	355,932	390,709	329,473
Invested capital (denominator for ROIC) (non-GAAP)	$1,230,318	$1,260,200	$1,294,340	$1,216,148

(a) Calculated as earnings before interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt, which includes both continuing and discontinued operations, is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended June 30,
	2020	2019	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Non-GAAP net sales, including Divestitures	$543,996	$636,172	(14.5)%
Planned Divestitures	(96,184)	(107,079)
Net sales, reported	447,812	529,093	(15.4)%
Foreign exchange impact (a)	4,911	—
Non-GAAP net sales, constant currency excluding Divestitures	$452,723	$529,093	(14.4)%

Worldwide Communications & Services:
Non-GAAP net sales, including Divestitures	$214,422	$324,661	(34.0)%
Planned Divestitures	(25,784)	(42,322)
Net sales, reported	188,638	282,339	(33.2)%
Foreign exchange impact (a)	14,674	—
Less: Acquisitions	(1,567)	—
Non-GAAP net sales, constant currency excluding Divestitures and acquisitions	$201,745	$282,339	(28.5)%

Consolidated:
Non-GAAP net sales, including Divestitures	$758,418	$960,833	(21.1)%
Planned Divestitures	(121,968)	(149,401)
Net sales, reported	636,450	811,432	(21.6)%
Foreign exchange impact (a)	19,585	—
Less: Acquisitions	(1,567)	—
Non-GAAP net sales, constant currency excluding Divestitures and acquisitions	$654,468	$811,432	(19.3)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2020 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2019.

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Fiscal year ended June 30,
	2020	2019	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Non-GAAP net sales, including Divestitures	$2,511,666	$2,589,837	(3.0)%
Planned Divestitures	(418,449)	(447,941)
Net sales, reported	2,093,217	2,141,896	(2.3)%
Foreign exchange impact (a)	10,395	—
Non-GAAP net sales, constant currency excluding Divestitures	$2,103,612	$2,141,896	(1.8)%

Worldwide Communications & Services:
Non-GAAP net sales, including Divestitures	$1,097,564	$1,283,274	(14.5)%
Planned Divestitures	(143,047)	(175,371)
Net sales, reported	954,517	1,107,903	(13.8)%
Foreign exchange impact (a)	29,829	—
Less: Acquisitions	(9,122)	(1,026)
Non-GAAP net sales, constant currency excluding Divestitures and acquisitions	$975,224	$1,106,877	(11.9)%

Consolidated:
Non-GAAP net sales, including Divestitures	$3,609,230	$3,873,111	(6.8)%
Planned Divestitures	(561,496)	(623,312)
Net sales, reported	3,047,734	3,249,799	(6.2)%
Foreign exchange impact (a)	40,224	—
Less: Acquisitions	(9,122)	(1,026)
Non-GAAP net sales, constant currency excluding Divestitures and acquisitions	$3,078,836	$3,248,773	(5.2)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the fiscal year ended June 30, 2020 into U.S. dollars using the average foreign exchange rates for the fiscal year ended June 30, 2019.

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended June 30,
	2020	2019	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$581,619	$728,212	(20.1)%
Less: Acquisitions	(131)	—
Non-GAAP net sales, excluding acquisitions	$581,488	$728,212	(20.1)%

International:
Non-GAAP net sales, including Divestitures	$176,799	$232,621	(24.0)%
Divestitures	(121,968)	(149,401)
Net sales, reported	54,831	83,220	(34.1)%
Foreign exchange impact(a)	19,585	—
Less: Acquisitions	(1,436)	—
Non-GAAP net sales, constant currency excluding Divestitures and acquisitions	$72,980	$83,220	(12.3)%

Consolidated:
Non-GAAP net sales, including Divestitures	$758,418	$960,833	(21.1)%
Divestitures	(121,968)	(149,401)
Net sales, reported	636,450	811,432	(21.6)%
Foreign exchange impact(a)	19,585	—
Less: Acquisitions	(1,567)	—
Non-GAAP net sales, constant currency excluding Divestitures and acquisitions	$654,468	$811,432	(19.3)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2020 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2019.

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Fiscal year ended June 30,
	2020	2019	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$2,755,134	$2,917,780	(5.6)%
Less: Acquisitions	(3,542)	(1,062)
Net sales, excluding acquisitions	$2,751,592	$2,916,718	(5.7)%

International:
Non-GAAP net sales, including Divestitures	$854,096	$955,331	(10.6)%
Divestitures	(561,496)	(623,312)
Net sales, reported	292,600	332,019	(11.9)%
Foreign exchange impact(a)	40,224	—
Less: Acquisitions	(5,580)	36
Non-GAAP net sales, constant currency excluding Divestitures and acquisitions	$327,244	$332,055	(1.4)%

Consolidated:
Non-GAAP net sales, including Divestitures	$3,609,230	$3,873,111	(6.8)%
Divestitures	(561,496)	(623,312)
Net sales, reported	3,047,734	3,249,799	(6.2)%
Foreign exchange impact(a)	40,224	—
Less: Acquisitions	(9,122)	(1,026)
Non-GAAP net sales, constant currency excluding Divestitures and acquisitions	$3,078,836	$3,248,773	(5.2)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the fiscal year ended June 30, 2020 into U.S. dollars using the average foreign exchange rates for the fiscal year ended June 30, 2019.

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

	Quarter ended June 30, 2020
	Reported GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition, divestiture and restructuring costs(a)	Tax recovery, net	Impairment charges	Non-GAAP measure

Net sales	$636,450	$—	$—	$—	$—	$—	$636,450
Gross profit	74,147	—	—	—	—	—	74,147
Operating (loss) income	(113,439)	4,946	674	1,311	(5,743)	120,470	8,219
Other expense, net	(489)	—	—	—	2,681	—	2,192
Pre-tax income	(112,950)	4,946	674	1,311	(8,424)	120,470	6,027
Net (loss) income from continuing operations	(108,859)	3,744	510	1,311	(6,247)	114,398	4,857
Diluted EPS from continuing operations	$(4.29)	$0.15	$0.02	$0.05	$(0.25)	$4.51	$0.19

(a) Acquisition and divestiture costs totaled $1.3 million for the quarter ended June 30, 2020 and are generally nondeductible for tax purposes.

	Quarter ended June 30, 2019
	Reported GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition, divestiture and restructuring costs(a)	Tax recovery, net	Impairment charges	Non-GAAP measure

Net sales	$811,432	$—	$—	$—	$—	$—	$811,432
Gross profit	96,643	—	—	—	—	—	96,643
Operating income	22,560	4,542	3,666	230	—	—	30,998
Other expense, net	3,427	—	—	—	—	—	3,427
Pre-tax income	19,133	4,542	3,666	230	—	—	27,571
Net income from continuing operations	15,996	3,418	2,780	230	(3,110)	—	19,314
Diluted EPS from continuing operations	$0.62	$0.13	$0.11	$0.01	$(0.12)	$—	$0.75

(a) Acquisition and divestiture costs totaled $0.2 million for the quarter ended June 30, 2019 and are generally nondeductible for tax purposes.

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

	Year ended June 30, 2020
	Reported GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition, divestiture and restructuring costs(a)	Tax recovery, net	Impairment charges	Non-GAAP measure

Net sales	$3,047,734	$—	$—	$—	$—	$—	$3,047,734
Gross profit	355,569	—	—	—	—	—	355,569
Operating (loss) income	(64,967)	19,953	6,941	4,604	(8,063)	120,470	78,938
Other expense, net	6,809	—	—	—	2,681	—	9,490
Pre-tax income	(71,776)	19,953	6,941	4,604	(10,744)	120,470	69,448
Net (loss) income from continuing operations	(79,227)	15,091	5,247	4,449	(8,001)	114,398	51,957
Diluted EPS from continuing operations	$(3.12)	$0.59	$0.21	$0.18	$(0.32)	$4.51	$2.05

(a) Acquisition and divestiture costs totaled $4.0 million for the fiscal year ended June 30, 2020 and are generally nondeductible for tax purposes. Restructuring costs totaled $0.6 million for the fiscal year ended June 30, 2020

	Year ended June 30, 2019
	Reported GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition, divestiture and restructuring costs(a)	Tax recovery, net	Impairment charges	Non-GAAP measure

Net sales	$3,249,799	$—	$—	$—	$—	$—	$3,249,799
Gross profit	392,803	—	—	—	—	—	392,803
Operating income	94,734	17,893	15,200	1,218	—	—	129,045
Other expense, net	11,097	—	—	—	—	—	11,097
Pre-tax income	83,637	17,893	15,200	1,218	—	—	117,948
Net income from continuing operations	64,859	13,484	11,294	1,218	(3,110)	—	87,745
Diluted EPS from continuing operations	$2.52	$0.52	$0.44	$0.05	$(0.12)	$—	$3.41

(a) Acquisition and divestiture costs totaled $1.2 million for the fiscal year ended June 30, 2019 and are generally nondeductible for tax purposes.

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Discontinued Operations - Financial Results:

	Quarter ended June 30,		Fiscal year ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net sales	$121,969	$149,401	$561,496	$623,312
Cost of goods sold	112,846	136,180	513,003	563,543
Gross profit	9,123	13,221	48,493	59,769
Selling, general and administrative expenses	11,337	15,028	53,946	61,574
Depreciation expense	205	249	975	1,127
Intangible amortization expense	330	483	1,403	1,839
Impairment charges	13,747	—	13,747	—
Operating loss	(16,496)	(2,539)	(21,578)	(4,771)
Interest expense, net	163	114	1,399	195
Loss on held for sale classification	88,923	—	88,923	—
Other expense, net	1,221	241	1,124	763
Loss from discontinued operations before taxes	(106,803)	(2,894)	(113,024)	(5,729)
Income tax expense	1,600	1,524	403	1,533
Net loss from discontinued operations	$(108,403)	$(4,418)	$(113,427)	$(7,262)

ScanSource Reports Fourth Quarter and Fiscal Year 2020 Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Discontinued Operations - Assets and Liabilities:

	June 30, 2020	June 30, 2019
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$4,970	$4,513
Accounts receivable, net	117,200	131,560
Inventories, net	106,779	143,263
Prepaid expenses and other current assets	23,808	17,417
Total current assets	252,757	296,753
Property and equipment, net	1,833	2,793
Goodwill	—	8,823
Identifiable intangible assets, net	—	6,726
Deferred income taxes	9,349	9,277
Other non-current assets	6,215	1,460
Total assets, before valuation allowance	270,154	325,832
Less: valuation allowance	(88,923)	—
Total assets, net of valuation allowance (a)	$181,231	$325,832
Liabilities
Current liabilities:
Accounts payable	$56,098	$69,810
Accrued expenses and other current liabilities	14,815	14,763
Other taxes payable	20,378	12,018
Short-term borrowings	3,524	4,590
Income tax payable	1,085	351
Total current liabilities	95,900	101,532
Borrowings under revolving credit facility	24,704	28,427
Other long-term liabilities	7,418	3,730
Total liabilities(1)	$128,022	$133,689

(a) Total assets and liabilities of discontinued operations are classified in current assets and liabilities, respectively, in the Company's consolidated balance sheet as of June 30, 2020, as the discontinued operations are expected to be disposed within twelve months of that date. The assets and liabilities of discontinued operations are classified in their respective current and long-term classifications, respectively, in the Company's consolidated balance sheet as of June 30, 2019 in accordance with the nature and underlying classification of such assets and liabilities.